Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)
Take-Two Interactive Software, Inc.
(646) 536-2932
meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports
Third Quarter Fiscal 2007 Financial Results

Provides Initial Guidance for Fiscal 2008

New York, NY — September 10, 2007 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its third quarter and nine months ended July 31, 2007, which were in line with the Company’s previously issued guidance.

Net revenue for the third quarter was $206.4 million, compared to $241.2 million for the same period of fiscal 2006.  Leading third quarter sales this year were The Darkness, Fantastic Four: Rise of the Silver Surfer, The BIGS and All-Pro Football 2K8, all of which were new titles released this quarter. The decrease in net revenue year over year primarily reflects the strong prior year sales of titles from the Company’s Grand Theft Auto franchise, led by Grand Theft Auto: Liberty City Stories for the PlayStation®2 computer entertainment system, which was released in June 2006.

Net loss for the third quarter was $58.5 million or $0.81 per share, compared to a net loss of $91.4 million or $1.29 per share in the third quarter of fiscal 2006.  As compared with the year-ago period, the 2007 third quarter results reflected a decrease in product costs, software development costs, royalties and operating expenses.

The third quarter 2007 loss includes pre-tax expenses totaling $12.4 million for business reorganization and related costs due to Take-Two’s management changes, restructuring expenses from the Company’s cost savings initiatives, legal expenses and other professional fees associated with the stock options investigation, responses to the New York County District Attorney’s subpoenas, and other legal matters, as well as stock-based compensation expenses. Results for the third quarter 2006 included pre-tax expenses totaling $20.5 million for asset write-offs, severance and other expenses primarily related to studio closures, legal expenses and other professional fees associated with the stock options investigation, responses to the New York County District Attorney’s subpoenas, and other legal matters, and stock-based compensation expenses. Third quarter 2006 results also reflected a non-cash charge of $59.5 million to record a valuation allowance on deferred tax assets.

Non-GAAP net loss, excluding the expense items noted above, was $46.1 million or $0.64 per share in the third quarter of 2007, versus $19.4 million or $0.27 per share in the third quarter of 2006.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Business Highlights

Among the significant recent business developments, the Company noted the following:

•                  Take-Two established 2K Play, a new publishing label focused on casual and family-friendly gaming.

•                  As part of the 2K Play initiative, Take-Two entered into an agreement with Nickelodeon to develop video games based on top-rated Nickelodeon properties including Dora the Explorer and Go, Diego, Go!

•                  2K Games released BioShock for Xbox 360™ video game and entertainment system from Microsoft and Games for Windows® in its fourth quarter. This wholly owned and internally developed 2K title is the highest rated game to date on Xbox 360 according to both GameRankings.com and Metacritic.com, and has already shipped over 1.5 million units worldwide since its launch in late August.

•                  The Company shipped Carnival Games, a wholly owned and internally developed title for Nintendo’s Wii™, which has been positively received by retail and consumers and is benefiting from the increasing demand for casual games.

•                  Take-Two announced the sale of Joytech, its video game accessories business, reflecting the Company’s previously announced plans to divest its non-core businesses.

Management Comments

Strauss Zelnick, Chairman of Take-Two, stated, “Today we are establishing guidance for fiscal 2008 — the first full year to reflect the contributions of our new management team. Our outlook reflects a strong product pipeline, the benefits of a comprehensive restructuring and cost-efficiency program, including the sale of our non-core Joytech accessories division, and the expected profitability of our sports business.  We also are announcing a new publishing label — 2K Play — focused on the expanding casual gamer market.  We are proud of what this Company’s management team has accomplished in a short time, and confident that our efforts will build the value of Take-Two in the future.”

Ben Feder, Chief Executive Officer of Take-Two, added, “Take-Two is well-positioned to capitalize on the growth of the video game market as next generation consoles gain traction.  Our creative teams are delivering a strong and increasingly diverse product portfolio, including our successful new BioShock franchise. We are looking forward to our 2007 holiday line up, as well as our solid 2008 slate, which includes the release of Grand Theft Auto IV in our fiscal 2008 second quarter.”

Year-to-Date Results

For the nine months ended July 31, 2007, net revenues were $689.2 million, compared to $771.3 million for the same period a year ago.  Net loss for the first nine months of 2007 was $131.3 million or $1.83 per share, compared to $170.9 million or $2.41 for the 2006 period. Results for the first nine months of 2007 reflect pre-tax expenses totaling approximately $44.7 million for items similar to those incurred in this year’s third quarter. Results for the first nine months of 2006 included pre-tax expenses totaling $45.7 million for items similar to those incurred in last year’s third quarter, as well as a non-cash charge of $59.5 million to record a valuation allowance on deferred tax assets.

Non-GAAP net loss was $86.6 million or $1.21 per share in the first nine months of 2007, versus $83.0 million or $1.17 per share in the comparable period of 2006.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Financial Guidance

The Company is reiterating its previous guidance for the fourth quarter ending October 31, 2007, and providing initial guidance for the fiscal year ending October 31, 2008 as follows:

	Revenue*	Non-GAAP EPS	Business reorganization and other unusual charges per share (a)	Stock-based compensation per share	GAAP EPS
Fourth quarter ending 10/31/2007	$275 to $300	$(0.05) to $(0.10)	$(0.08)	$(0.08)	$(0.20) to $(0.25)

Fiscal year ending 10/31/2007 (b)	$950 to $1,000	$(1.30) to $(1.35)	$(0.61)	$(0.25)	$(2.05) to $(2.10)

Fiscal year ending 10/31/2008 (c)	$1,100 to $1,400	$1.30 to $1.50	$(0.05)	$(0.45) (d)	$0.80 to $1.00

* Dollars in millions

(a) Business reorganization and other unusual charges include expenses related to Take-Two’s management and board changes, restructuring expenses from the Company’s cost savings initiatives, legal expenses and other professional fees associated with the stock options investigation and responses to the New York County District Attorney’s subpoenas, and expenses related to other unusual legal matters.

(b) 2007 fiscal year EPS estimates reflect no tax benefit for losses.

(c) 2008 fiscal year EPS estimates reflect tax expense on international operations only.

(d) Includes estimated stock-based compensation expense for approximately 2 million stock options that are subject to variable accounting.  Actual expense to be recorded in connection with these options is dependent upon several factors, including future changes in the Company’s stock price.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360™ video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these next generation systems while continuing to leverage opportunities on legacy platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles are planned for release in the remainder of fiscal 2007:

Title	Platform

Rockstar Games presents Table Tennis	Wii
Elder Scrolls IV®: Oblivion™ Game of the Year Edition (GotY)	Xbox 360, PC
NHL® 2K8	Xbox 360, PS3, PS2
NBA® 2K8	Xbox 360, PS3, PS2
MLB® Power Pros	Wii, PS2
Manhunt 2	Wii, PS2, PSP

Take-Two’s line up announced to date for fiscal 2008 includes the following titles:

Title	Platform

Bully: Scholarship Edition	Xbox 360, Wii
College Hoops 2K8	Xbox 360, PS3, PS2
Dora the Explorer	DS and consoles

Go, Diego, Go!	DS and consoles
Midnight Club: Los Angeles	Xbox 360, PS3
Major League Baseball® 2K8	Multiple platforms
Top Spin Tennis	Wii
Sid Meier’s Civilization® Revolution™	Xbox 360, PS3, DS, Wii
Grand Theft Auto IV	Xbox 360, PS3
Top Spin 3	Xbox 360, PS3
Grand Theft Auto IV episodic content	Xbox 360
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Borderlands™	Xbox 360, PS3, Games for Windows®

Conference Call

Take-Two will host a conference call today at 5:00 pm Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), Take-Two also uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, operating income, net income and diluted earnings per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP, and are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization and related restructuring expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters

•                  Non-cash charges related to asset write-offs

•                  Severance, relocation and other expenses outside of the Company’s planned business reorganization initiatives, primarily related to certain studio closures in the 2006 periods

•                  Charge recorded to income tax expense for a valuation allowance, reflecting the uncertain utilization of deferred tax assets

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  In addition, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization and related restructuring expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the Company incurred significant costs in the three and nine months ended July 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions. In addition, certain intellectual property was impaired and written off in the nine months ended July 31, 2007, based on a determination made by the newly appointed management team.

The Company expects that additional restructuring costs will be recorded in the fourth quarter of 2007 and into the 2008 fiscal year. Such costs are expected to relate to further headcount reduction, asset write-offs and associated professional fees.  The Company does not engage in reorganization and restructuring activities on a regular basis and therefore believes it is appropriate to exclude business reorganization and related restructuring expenses from its non-GAAP financial measures.

Stock-based compensation
Take-Two does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  Furthermore, executive and management incentive compensation plans are generally based on measures that exclude the impact of stock-based compensation.  The Company places greater emphasis on shareholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with the Company’s stock options investigation and certain other unusual regulatory and legal matters
The Company incurred significant legal and other professional fees associated with both the investigation of stock option grants and the Company’s responses to the New York County District Attorney’s subpoenas. One of management’s primary objectives is to bring conclusion to its regulatory matters.  The Company continues to incur substantial expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business.  As a result, the Company has excluded such expenses from its non-GAAP financial measures.

Non-cash charges related to asset write-offs
In 2006, impairment charges were recorded in connection with studio closings to write-off software development costs related to several titles in development. The impairment charges were based on an assessment of the future recoverability of capitalized software balances related to these titles and the determination that these titles were unlikely to recover capitalized costs given a change in sales expectations as a result of weaker market conditions, the closure and anticipated closure of development studios, uncertainty involved in the console transition and historical performance of the titles.  This charge was recorded as a component of cost of goods sold.

In addition, impairment charges were incurred related to the write-off of certain trademarks, acquired intangibles, goodwill and other assets based on management’s assessment of the future value of these assets including future business prospects and estimated cash flows to be derived from them.  These charges were recorded in depreciation and amortization expense and impairment of long lived assets.

The Company believes these charges were each based on a unique set of business objectives and circumstances, and therefore believes it is appropriate to exclude these non-cash charges related to asset write-offs from its non-GAAP financial measures.

Severance, relocation and other
In connection with certain studio closures in 2006, the Company incurred severance and other costs.  The Company also relocated its European headquarters to Geneva.  The Company does not regularly close development studios and does not plan to move its European headquarters, and therefore believes it is appropriate to exclude these expenses from its non-GAAP financial measures.  These costs were recorded in research and development and general and administrative expenses.

Charge for Tax Valuation Allowance
In July 2006, the Company recorded income tax expense for a valuation allowance, to reflect the uncertain utilization of deferred tax assets relating to net operating losses carried forward from prior periods and deductible temporary differences.  This charge represents the income tax impact of the Company’s aggregate net operating losses and temporary differences existing at the beginning of the period.

EBITDA and Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with accounting principles generally accepted in the United States.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation® game console, PlayStation®2 and PLAYSTATION®3 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox® and Xbox 360™ video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies.

“PlayStation”, “PLAYSTATION”, “PSP” and the “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc. Memory Stick Duo™ may be required (sold separately).

™, ®, Game Boy Advance, Nintendo GameCube, Nintendo DS and the Wii logo are trademarks of Nintendo. © 2006 Nintendo.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 199X: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the

Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, and in the Company’s Form 10-Q for the second quarter ended April 30, 2007 in the section entitled “Risk Factors.”

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2007	2006	2007	2006

Net revenue	$206,415	$241,181	$689,191	$771,284

Cost of goods sold:
Product costs	107,458	115,245	377,280	407,039
Software development costs and royalties	40,600	44,417	93,790	159,373
Internal royalties	3,536	10,313	17,890	30,556
Licenses	16,685	14,080	43,126	43,751
Total cost of goods sold	168,279	184,055	532,086	640,719

Gross profit	38,136	57,126	157,105	130,565

Selling and marketing	35,223	27,585	98,406	101,423
General and administrative	34,703	44,260	113,788	116,276
Research and development	11,210	17,406	37,296	51,212
Business reorganization and related	7,100	—	16,062	—
Impairment of long-lived assets	—	8,529	—	14,778
Depreciation and amortization	7,006	6,290	20,743	19,778
Total operating expenses	95,242	104,070	286,295	303,467
Loss from operations	(57,106)	(46,944)	(129,190)	(172,902)
Interest income and other, net	748	1,199	2,632	1,456
Loss before income taxes	(56,358)	(45,745)	(126,558)	(171,446)

Provision (benefit) for income taxes	2,188	45,634	4,785	(572)
Net loss	$(58,546)	$(91,379)	$(131,343)	$(170,874)

Basic and diluted loss per share	$(0.81)	$(1.29)	$(1.83)	$(2.41)

Basic and diluted weighted average shares outstanding	72,075	71,095	71,714	70,954

	Three months ended July 31,		Nine months ended July 31,
OTHER INFORMATION	2007	2006	2007	2006

Total revenue mix
Publishing	76%	80%	69%	71%
Distribution	24%	20%	31%	29%

Geographic revenue mix
North America	78%	64%	76%	70%
International	22%	36%	24%	30%

Publishing platform revenue mix
Microsoft Xbox 360	34%	24%	23%	25%
Sony PLAYSTATION 3	20%	0%	12%	0%
Sony PlayStation 2	18%	39%	31%	30%
PC	8%	20%	11%	18%
Sony PSP	7%	6%	13%	14%
Nintendo Wii	6%	0%	2%	0%
Accessories and other	3%	3%	3%	4%
Nintendo Handhelds	3%	1%	2%	2%
Microsoft Xbox	1%	7%	3%	7%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31,	October 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,625	$132,480
Accounts receivable, net of allowances of $66,371 and $91,509 at July 31, 2007 and October 31, 2006, respectively	100,427	143,199
Inventory, net	75,790	95,520
Software development costs and licenses	126,750	85,207
Prepaid taxes and taxes receivable	39,146	60,407
Prepaid expenses and other	32,223	28,060
Total current assets	435,961	544,873

Fixed assets, net	46,223	47,496
Software development costs and licenses, net of current portion	33,088	31,354
Goodwill	193,091	187,681
Other intangibles, net	33,409	43,248
Other assets	16,541	14,154
Total assets	$758,313	$868,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,305	$123,947
Accrued expenses and other current liabilities	134,567	128,282
Deferred revenue	12,605	11,317
Total current liabilities	240,477	263,546
Deferred revenue	50,000	50,000
Line of credit	11,000	—
Other long-term liabilities	4,310	4,868
Total liabilities	305,787	318,414
Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized; 73,987 and 72,745 shares issued and outstanding at July 31, 2007 and October 31, 2006, respectively	740	727
Additional paid-in capital	505,293	482,104
Retained earnings (accumulated deficit)	(70,684)	60,659
Accumulated other comprehensive income	17,177	6,902
Total stockholders’ equity	452,526	550,392
Total liabilities and stockholders’ equity	$758,313	$868,806

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Nine months ended July 31,
	2007	2006
Operating activities:
Net loss	$(131,343)	$(170,874)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization and write-off of software development costs, licenses and intellectual property	88,806	129,317
Depreciation and amortization of long-lived assets	20,743	19,778
Impairment of long-lived assets	—	14,778
Stock-based compensation	10,346	14,419
Provision (benefit) for deferred income taxes	(159)	19,540
Provision for price concessions, sales allowances and doubtful accounts	79,145	127,017
Foreign currency transaction gain and other	(805)	(1,031)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(30,872)	(25,351)
Inventory	19,730	53,006
Software development costs and licenses	(117,447)	(108,717)
Prepaid expenses, other current and other non-current assets	16,652	(35,955)
Accounts payable, accrued expenses, deferred revenue and other liabilities	(27,551)	48,435
Total adjustments	58,588	255,236
Net cash (used for) provided by operating activities	(72,755)	84,362

Investing activities:
Purchase of fixed assets	(16,629)	(18,600)
Payments for purchases of businesses, net of cash acquired	(982)	(191)
Net cash used for investing activities	(17,611)	(18,791)

Financing activities:
Proceeds from exercise of stock options	5,501	2,787
Borrowings on line of credit	11,000	—
Payment of debt issuance costs	(1,764)	—
Excess tax benefit on exercise of stock options	—	163
Net cash provided by financing activities	14,737	2,950
Effects of exchange rates on cash and cash equivalents	4,774	3,414
Net (decrease) increase in cash and cash equivalents	(70,855)	71,935
Cash and cash equivalents, beginning of year	132,480	107,195
Cash and cash equivalents, end of period	$61,625	$179,130

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items				Non-GAAP
	Three months	Business	Professional			three months
	ended July 31,	reorganization	fees and	Stock-based		ended July 31,
	2007	and related	legal matters	compensation	Tax effects	2007

Net revenue	$206,415	$—	$—	$—	$—	$206,415

Cost of goods sold:
Product costs	107,458	—	—	—	—	107,458
Software development costs and royalties	40,600	—	—	—	—	40,600
Internal royalties	3,536	—	—	—	—	3,536
Licenses	16,685	—	—	—	—	16,685
Total cost of goods sold	168,279	—	—	—	—	168,279

Gross profit	38,136	—	—	—	—	38,136

Selling and marketing	35,223	—	—	(260)	—	34,963
General and administrative	34,703	—	(4,013)	(344)	—	30,346
Research and development	11,210	—	—	(722)	—	10,488
Business reorganization and related	7,100	(7,100)	—	—	—	—
Impairment of long lived assets	—	—	—	—	—	—
Depreciation and amortization	7,006	—	—	—	—	7,006
Total operating expenses	95,242	(7,100)	(4,013)	(1,326)	—	82,803
Loss from operations	(57,106)	7,100	4,013	1,326	—	(44,667)
Interest income and other, net	748	—	—	—	—	748
Loss before income taxes	(56,358)	7,100	4,013	1,326	—	(43,919)
Provision (benefit) for income taxes	2,188	—	—	—	—	2,188
Net loss	$(58,546)	$7,100	$4,013	$1,326	$—	$(46,107)

Basic and diluted loss per share	$(0.81)					$(0.64)

Basic and diluted weighted average shares outstanding	72,075					72,075

EBITDA:
Loss before income taxes	$(56,358)					$(43,919)
Interest income	(447)					(447)
Depreciation and amortization	7,006					7,006
EBITDA	$(49,799)					$(37,360)
Add: Business reorganization and related	7,100					—
Adjusted EBITDA	$(42,699)					$(37,360)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items						Non-GAAP
	Three months	Asset	Severance,	Professional			Charge for	three months
	ended July 31,	impairments	relocation	fees and	Stock-based	Tax	tax valuation	ended July 31,
	2006	and write-offs	and other	legal matters	compensation	effects	allowance	2006

Net revenue	$241,181	$—	$—	$—	$—	$—	$—	$241,181

Cost of goods sold:
Product costs	115,245	(875)	—	—	—	—	—	114,370
Software development costs and royalties	44,417	—	—	—	—	—	—	44,417
Internal royalties	10,313	—	—	—	—	—	—	10,313
Licenses	14,080	—	—	—	—	—	—	14,080
Total cost of goods sold	184,055	(875)	—	—	—	—	—	183,180

Gross profit	57,126	875	—	—	—	—	—	58,001

Selling and marketing	27,585	—	—	—	282	—	—	27,867
General and administrative	44,260	—	(2,255)	(1,406)	(4,694)	—	—	35,905
Research and development	17,406	—	(1,663)	—	(1,347)	—	—	14,396
Business reorganization and related	—	—	—	—	—	—	—	—
Impairment of long lived assets	8,529	(8,529)	—	—	—	—	—	—
Depreciation and amortization	6,290	—	—	—	—	—	—	6,290
Total operating expenses	104,070	(8,529)	(3,918)	(1,406)	(5,759)	—	—	84,458
Loss from operations	(46,944)	9,404	3,918	1,406	5,759	—	—	(26,457)
Interest income and other, net	1,199	—	—	—	—	—	—	1,199
Loss before income taxes	(45,745)	9,404	3,918	1,406	5,759	—	—	(25,258)
Provision (benefit) for income taxes	45,634	—	—	—	—	7,973	(59,469)	(5,862)
Net loss	$(91,379)	$9,404	$3,918	$1,406	$5,759	$(7,973)	$59,469	$(19,396)

Basic and diluted loss per share	$(1.29)							$(0.27)

Basic and diluted weighted average shares outstanding	71,095							71,095

EBITDA:
Loss before income taxes	$(45,745)							$(25,258)
Interest income	(1,199)							(1,199)
Depreciation and amortization	6,290							6,290
EBITDA	$(40,654)							$(20,167)
Add: Business reorganization and related	—							—
Adjusted EBITDA	$(40,654)							$(20,167)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items				Non-GAAP
	Nine months	Business	Professional			nine months
	ended July 31,	reorganization	fees and	Stock-based		ended July 31,
	2007	and related	legal matters	compensation	Tax effects	2007

Net revenue	$689,191	$—	$—	$—	$—	$689,191

Cost of goods sold:
Product costs	377,280	(5,164)	—	—	—	372,116
Software development costs and royalties	93,790	—	—	—	—	93,790
Internal royalties	17,890					17,890
Licenses	43,126	—	—	—	—	43,126
Total cost of goods sold	532,086	(5,164)	—	—	—	526,922

Gross profit	157,105	5,164	—	—	—	162,269

Selling and marketing	98,406	—	—	(879)	—	97,527
General and administrative	113,788	—	(15,180)	(4,444)	—	94,164
Research and development	37,296	—	—	(2,978)	—	34,318
Business reorganization and related	16,062	(16,062)	—	—	—	—
Impairment of long lived assets	—	—	—	—	—	—
Depreciation and amortization	20,743	—	—	—	—	20,743
Total operating expenses	286,295	(16,062)	(15,180)	(8,301)	—	246,752
Loss from operations	(129,190)	21,226	15,180	8,301	—	(84,483)
Interest income and other, net	2,632	—	—	—	—	2,632
Loss before income taxes	(126,558)	21,226	15,180	8,301	—	(81,851)
Provision (benefit) for income taxes	4,785	—	—	—	—	4,785
Net loss	$(131,343)	$21,226	$15,180	$8,301	$—	$(86,636)

Basic and diluted loss per share	$(1.83)					$(1.21)

Basic and diluted weighted average shares outstanding	71,714					71,714

EBITDA:
Loss before income taxes	$(126,558)					$(81,851)
Interest income	(2,570)					(2,570)
Depreciation and amortization	20,743					20,743
EBITDA	(108,385)					(63,678)
Add: Business reorganization and related	21,226					—
Adjusted EBITDA	$(87,159)					$(63,678)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in thousands, except per share amounts)

		Non-GAAP Reconciling Items						Non-GAAP
	Nine months	Asset	Severance,	Professional			Charge for	nine months
	ended July 31,	impairments	relocation	fees and	Stock-based	Tax	tax valuation	ended July 31,
	2006	and write-offs	and other	legal matters	compensation	effects	allowance	2006

Net revenue	$771,284	$—	$—	$—	$—	$—	$—	$771,284

Cost of goods sold:
Product costs	407,039	(1,128)	—	—	—	—	—	405,911
Software development costs and royalties	159,373	(11,913)	—	—	—	—	—	147,460
Internal royalties	30,556	—	—	—	—	—	—	30,556
Licenses	43,751	—	—	—	—	—	—	43,751
Total cost of goods sold	640,719	(13,041)	—	—	—	—	—	627,678

Gross profit	130,565	13,041	—	—	—	—	—	143,606

Selling and marketing	101,423	—	—	—	(942)	—	—	100,481
General and administrative	116,276	—	(2,627)	(1,406)	(10,064)	—	—	102,179
Research and development	51,212	—	(3,256)	—	(3,413)	—	—	44,543
Business reorganization and related	—	—	—	—	—	—	—	—
Impairment of long lived assets	14,778	(10,971)	—	—	—	—	—	3,807
Depreciation and amortization	19,778	—	—	—	—	—	—	19,778
Total operating expenses	303,467	(10,971)	(5,883)	(1,406)	(14,419)	—	—	270,788
Loss from operations	(172,902)	24,012	5,883	1,406	14,419	—	—	(127,182)
Interest income and other, net	1,456	—	—	—	—	—	—	1,456
Loss before income taxes	(171,446)	24,012	5,883	1,406	14,419	—	—	(125,726)
Provision (benefit) for income taxes	(572)	—	—	—	—	17,271	(59,469)	(42,770)
Net loss	$(170,874)	$24,012	$5,883	$1,406	$14,419	$(17,271)	$59,469	$(82,956)

Basic and diluted loss per share	$(2.41)							$(1.17)
	—							—
Basic and diluted weighted average shares outstanding	70,954							70,954

EBITDA:
Loss before income taxes	$(171,446)							$(125,726)
Interest income	(1,456)							(1,456)
Depreciation and amortization	19,778							19,778
EBITDA	(153,124)							(107,404)
Add: Business reorganization and related	—							—
Adjusted EBITDA	$(153,124)							$(107,404)